Exhibit 10.12

Assignment of Amended and

Restated Information Technology Services Agreement

This Assignment is made by and between Spansion, Inc., a Delaware corporation (“Spansion”), Spansion Japan Limited, a Japanese corporation (“Spansion Japan”), and Fujitsu Microelectronics Limited, a Japanese corporation (“FML”).

Whereas, FML, as successor to Fujitsu Limited, and Spansion entered into an Amended and Restated Information Technology Services Agreement on December 21, 2005, and as amended (the “Agreement”), for the purpose of providing information technology support services to Spansion Japan;

Whereas, the parties wish to assign the Agreement from Spansion to Spansion Japan;

Now therefore, FML, Spansion, and Spansion Japan hereby agree to the following:

1.	Spansion hereby assigns all of its rights and delegates all of its duties under the Agreement to Spansion Japan effective March 31, 2009 (the “Effective Date”).

2.	Spansion Japan hereby accepts assignment of Spansion’s rights and assumes all of Spansion’s duties and obligations under the Agreement from and after the Effective Date.

3.	Spansion shall have no further obligations to FML under the Agreement for business conducted on and after the Effective Date.

4.	All notices to Spansion Japan under the Agreement will be sent to Spansion Japan at 1-14, Nisshin-cho, Kawasaki-ku, Kawasaki-shi, Kanagawa 210-0024, Japan, attention: Trustee, telephone: (044) 223-1700, facsimile: (044) 223-1800.

Spansion Japan Limited

By:	/s/ Masao Taguchi

Name:	Masao Taguchi

Title:	Trustee

Date:	March 31, 2009

Spansion, Inc.

By:	/s/ Ajit Manocha

Name:	Ajit Manocha

Title:	Executive Vice President,

Worldwide Operations

Date:	March 31, 2009

Fujitsu Microelectronics Limited

By:	/s/ Koichi Ishizaka

Name:	Koichi Ishizaka

Title:	Corporate Senior Vice President

Date:	March 31, 2009